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FOR IMMEDIATE RELEASE                                             EXHIBIT 99

     ANALYST CONTACT:                                          MEDIA CONTACT:
     John S. Heneghan                                          Doreen Lubeck
     312-822-1908                                              773-583-4331


               CNA SURETY REPORTS STRONG FIRST QUARTER RESULTS

CHICAGO, ILLINOIS, MAY 4, 1998 -- CNA SURETY CORPORATION (NYSE:SUR) today reported strong operating results for the first quarter ended March 31, 1998. On a diluted basis, net income and operating earnings per share were 23 cents for the first quarter of 1998, which includes one cent per share in favorable reserve development. Pro forma net income and operating earnings per share of 68 cents for the first quarter of 1997 includes $36.9 million, or 55 cents, net of income taxes, of favorable reserve development and excludes estimated pro forma investment income of 5 cents. First quarter 1998 results reflect the continued solid underwriting results of all the business units. The merger that formed CNA Surety Corporation on September 30, 1997, combined the surety business of CNA Financial Corporation ("CNAF") with Capsure Holdings Corp.'s ("Capsure") principal insurance subsidiaries, Western Surety Company and Universal Surety of America.

     "Our first quarter results reflect the commitment of our Company to be the premier surety provider in the U.S.," said Mark C. Vonnahme, president and chief executive officer of CNA Surety. "We have successfully taken advantage of many cross-marketing opportunities created by our merged business units, contributing to strong first quarter underwriting results despite continued competitive market conditions. Continuing these efforts will reinforce CNA Surety's solid position, even in this highly competitive marketplace."

     Net written premiums for the first quarter of 1998 increased 10.2% to $61.8 million compared to the pro forma combined net written premiums of $56.1 million for the first quarter of 1997. Net written premiums for commercial surety increased $4.0 million, or 15.4%, for the quarter to $30.3 million, in part due to approximately $2.5 million of international surety and credit business assumed under our reinsurance arrangement with CNA Reinsurance Company, Ltd. (London). Net written premiums for contract surety increased 5.3% for the quarter to $25.2 million. Net written premiums for fidelity and other lines increased 6.5 % for the quarter to $6.3 million.


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                                                                 EXHIBIT 99

     The Company's loss and combined ratios were 19.1% and 78.7% for the first quarter ended March 31, 1998 compared to the pro forma loss and combined ratios for the quarter ended March 31, 1997 of (47.0)% and 17.7%. The loss and combined ratios for the first quarter of 1998 and the pro forma first quarter of 1997 include favorable loss reserve development of $0.6 million and $36.9 million ($35.0 million related to the former surety business of CNAF), respectively. Excluding favorable reserve development, the loss ratio and combined ratio for the pro forma first quarter 1997 would have been 18.7% and 83.4%, respectively.

     The expense ratio decreased 5.1 percentage points to 59.6% in the first quarter 1998 compared to the pro forma expense ratio of 64.7% in 1997. The decline in the Company's expense ratio for the quarter was principally due to the larger scale of the combined organization as net earned premiums advanced 4.7% for the quarter.

     The reorganization agreement provided a mechanism, referred to as the "Lookback Adjustment", which could adjust the number of shares of CNA Surety common stock owned by CNAF operating companies in the event that either or both of Capsure's and CNAF's surety business actual net written premiums for 1997 varied from certain targets. Application and interpretation of the provisions of the Lookback Adjustment were completed in April 1998 with no adjustment to the 61.75% ownership percentage of the CNAF operating companies.

     CNA Surety Corporation, through its principal subsidiaries, Western Surety Company and Universal Surety of America, provides surety and fidelity bonds in all 50 states through a combined network of approximately 37,000 independent agencies.

     CNA is a registered service mark and trade name of CNA Financial
Corporation.

                                     # # #

-- Chart Follows-

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, product and policy demand and market response risks, the effect of economic conditions, the impact of competitive products, policies and pricing, product and policy development, regulatory changes and conditions, rating agency policies and practices, development of claims and the effect on loss reserves, the performance of reinsurance companies under reinsurance contracts with the Company, investment portfolio developments and reaction to market conditions, the results of financing efforts, the actual closing of contemplated transactions and agreements, the effect of the Company's accounting policies, and other risks detailed in the Company's Securities and Exchange Commission filings. No assurance can be given that the actual results of operations and financial condition will conform to the forward-looking statements contained herein.

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                                                                 EXHIBIT 99

CNA SURETY CORPORATION
Press Release Investor Data
{Amounts in thousands, except per share data}

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                         ------------------
                                                                           1998      1997
                                                                         -------   --------
OPERATING RESULTS: (1)                                                           (PRO FORMA)
Gross written premiums                                                   $63,848   $59,779
                                                                         =======   =======
Net written premiums                                                     $61,836   $56,128
                                                                         =======   =======
Revenues:
  Net earned premiums                                                    $58,745   $56,125
  Net investment income (2)                                                6,789     3,126
  Net investment gains                                                         -        87
                                                                         -------   -------
    Total revenues                                                        65,534    59,338
                                                                         -------   -------
Expenses:
  Net losses and loss adjustment expenses                                 11,218   (26,384)
  Net commissions, brokerage and other underwriting expenses              35,039    36,328
  Interest expense                                                         1,821     1,765
  Amortization of intangible assets                                        1,475     1,447
                                                                         -------   -------
    Total expenses                                                        49,553    13,156
                                                                         -------   -------

Income before income taxes                                                15,981    46,182

Income taxes                                                               6,166    16,771
                                                                         -------   -------
NET INCOME                                                               $ 9,815   $29,411
                                                                         =======   =======

Basic earnings per common share                                            $0.23     $0.68
                                                                           =====     =====
Diluted earnings per common share                                          $0.23     $0.68
                                                                           =====     =====
Basic weighted average shares outstanding                                 43,348    43,302
                                                                         =======   =======
Diluted weighted average shares outstanding                               43,570    43,552
                                                                         =======   =======

DILUTED PER SHARE DATA:
Net income                                                                 $0.23     $0.68
Net investment gains                                                           -         -
                                                                           -----     -----
OPERATING EARNINGS                                                         $0.23     $0.68
                                                                           =====     =====

________________________________
See notes to Press Release Investor Data on page 4.




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                                                                 EXHIBIT 99

CNA SURETY CORPORATION
Press Release Investor Data
{Amounts in thousands, except per share data}

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                                  --------------------
                                                                    1998         1997
                                                                  -------      -------
                                                                             (PRO FORMA)
UNDERWRITING RESULTS: (1)
Net written premiums:
  Contract                                                       $ 25,240     $ 23,963
  Commercial                                                       30,257       26,213
  Fidelity and other                                                6,339        5,952
                                                                 --------     --------
                                                                 $ 61,836     $ 56,128
                                                                 ========     ========

Net earned premiums                                              $ 58,745     $ 56,125
Net losses and loss adjustment expenses (3)                        11,218      (26,384)
Net commissions, brokerage and other underwriting expenses         35,039       36,328
                                                                 --------     --------
Underwriting income                                              $ 12,488     $ 46,181
                                                                 ========     ========

Loss ratio (3)                                                       19.1%       (47.0)%
Expense ratio                                                        59.6         64.7
                                                                 --------     --------
Combined ratio (3)                                                   78.7%        17.7%
                                                                 ========     ========


                                                                MARCH 31,   December 31,
CONSOLIDATED BALANCE SHEET DATA:                                  1998         1997
                                                                ---------   ------------
Invested assets and cash                                         $427,599     $419,667
Intangible assets, net                                            160,487      161,962
Total assets                                                      740,871      727,180

Insurance reserves                                                309,620      304,217
Long-term debt                                                    118,000      118,000
Total stockholders' equity                                        266,523      256,732

Book value per share                                                $6.14        $5.93
                                                                    =====        =====

Outstanding shares                                                 43,379       43,320
                                                                 ========     ========

________________________________________
NOTES TO PRESS RELEASE INVESTOR DATA

(1) Pro Forma operating and underwriting results include the surety business of CNA Financial, Western Surety and Universal Surety as if the businesses had been combined on January 1, 1996.

(2) Investment income for the three months ending March 31, 1997 excludes estimated pro forma investment income on merger related cash flows of $3,667 ($2,384 net of tax or $0.05 in pro forma earnings per share). The additional pro forma investment income is primarily a result of investing merger related cash flows in high-quality, taxable fixed income securities with an average duration of approximately 3 years, yielding 6.4%.

(3) Includes the effect of recording revisions of prioryear reserves. The dollar amount and the percentage point effect on the loss ratio of these reserve revisions, all of which were reductions, were $581 or 1.0% and $36,900 or 65.7% for the three months ending March 31, 1998 and 1997.



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